Exhibit 10.3

EXECUTION COPY

THIRD AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT AND FULL RELEASE OF THE JONAH GAS GUARANTY

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of July 31, 2006, by and among TEPPCO PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), the several banks and other financial institutions listed on the signature pages attached hereto (collectively, the “Lenders”), SUNTRUST BANK (“SunTrust”), as the Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as the LC Issuing Bank, WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent (the “Syndication Agent”), and BNP PARIBAS,  JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), and THE ROYAL BANK OF SCOTLAND PLC, as Co-Documentation Agents (the “Co-Documentation Agents”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Co-Documentation Agents are parties to a certain Amended and Restated Credit Agreement, dated as of October 21, 2004, as amended by a certain First Amendment to Amended and Restated Credit Agreement, dated as of February 23, 2005, and by a certain Second Amendment to Amended and Restated Credit Agreement, dated as of December 13, 2005 (as so amended and as hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the LC Issuing Bank further amend the Credit Agreement and release Jonah Gas from its Guarantor Obligations, all as set forth in this Amendment and subject to the terms and conditions hereof, the Lenders are willing to do so.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the LC Issuing Bank agree as follows:

SECTION 1.  Definitions.  Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

SECTION 2.  Amendments to Article I (“Definitions and Terms”).

(a)           Section 1.1 (“Definitions”) of the Credit Agreement is hereby amended by deleting the definitions for the terms “Borrowing”, “Borrowing Date”, “Borrowing Request”, “Lender”, “Note”, “Pro Forma EBITDA” and “Stated Termination Date” and substituting in lieu thereof the following respective definitions for such terms:

“Borrowing” means any Revolver Borrowing or Swingline Borrowing, as the case may be, whether as an original disbursement of funds or as a renewal, extension or continuation of any amount outstanding.

“Borrowing Date” means the Business Day requested by the Borrower for funding of a Revolver Loan pursuant to Section 2.2, or funding of a Swingline Loan pursuant to Section 2.3, as the case may be.

“Borrowing Request” means a request for a Revolver Borrowing pursuant to Section 2.2(a) substantially in the form of Exhibit C-1, or a request for a Swingline Borrowing pursuant to Section 2.3, as the case may be.

“Lender” means (a) each financial institution (including, without limitation, SunTrust, in its capacity as a Lender, in respect of its Commitment) initially named on Schedule 2, (b) each Assignee pursuant to Section 14.10(d), (c) each Additional Lender pursuant to Section 2.6, and (d) unless the context otherwise requires, the Swingline Lender.

“Note” means one of the amended and restated promissory notes substantially in the form of Exhibit A, with respect to Revolver Borrowings, and the swingline note substantially in the form of Exhibit F, with respect to Swingline Borrowings, as the case may be.

“Pro Forma EBITDA” means, for any period consisting of the last four consecutive fiscal quarters of the Borrower, the sum of (i) Adjusted Consolidated EBITDA for such period, plus (ii) to the extent not already reflected in Adjusted Consolidated EBITDA for such period, EBITDA for such period of any other Person or all or substantially all of the business or assets of any other Person or operating division or business unit of any other Person acquired in an Acquisition during such period.

“Stated Termination Date” means December 13, 2011, as such date may be extended for additional one-year periods pursuant to Section 2.7.

(b)           Section 1.1 (“Definitions”) of the Credit Agreement is hereby further amended by adding the following terms and accompanying definitions in appropriate alphabetical order:

“Adjusted Consolidated EBITDA” means for the Borrower and its Subsidiaries, for any period, the sum of (a) Consolidated EBITDA for such period plus (b) any Material Project EBITDA Adjustments for such period.

“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operable.

“Consolidated Net Worth” means as to any Person, at any date of determination, the sum of (i) such Person’s preferred stock (if any), (ii) par value of such Person’s common stock, (iii) capital in excess of par value of such Person’s common stock,

(iv) such Person’s partners’ capital or equity, and (v) retained earnings, less treasury stock (if any), of such Person, all as determined on a consolidated basis.

“Consolidated Total Capitalization” means the sum of (i) Consolidated Funded Debt and (ii) the Borrower’s Consolidated Net Worth.

“Hybrid Securities” means any trust preferred securities, or deferrable interest subordinated debt with a maturity of at least 20 years, which provides for the optional or mandatory deferral of interest or distributions, issued by the Borrower, or any business trusts, limited liability companies, limited partnerships or similar entities (i) substantially all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more wholly owned Subsidiaries) at all times by the Borrower or any of its Subsidiaries, (ii) that have been formed for the purpose of issuing hybrid securities or deferrable interest subordinated debt, and (iii) substantially all the assets of which consist of (A) subordinated debt of the Borrower or a Subsidiary of the Borrower, and (B) payments made from time to time on the subordinated debt.

“Jonah-Enterprise Transactions” means the sale, dilution, transfer or other distribution of up to a 40% partnership interest in Jonah Gas to Enterprise Products Operating L.P. or its affiliates (other than the Borrower or any other Company) pursuant to the terms of the Jonah Expansion Agreement.

“Jonah Expansion Agreement” means the agreement between the Borrower and Enterprise Products Operating L.P. with respect to the Jonah-Enterprise Transactions, as is more fully set forth in that certain Letter of Intent dated February 13, 2006, between the Borrower and Enterprise Products Operating L.P.

“Material Project” means the construction or expansion of any capital project of the Borrower or any of its Subsidiaries, the aggregate capital cost of which exceeds $25,000,000.

“Material Project EBITDA Adjustments” means, with respect to each Material Project:

(A)          prior to the Commercial Operation Date of a Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA of Borrower and its Subsidiaries attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on customer contracts or tariff-based customers relating to such Material Project, the creditworthiness of the other parties to such contracts or such tariff-based customers, and projected revenues from such contracts, tariffs, capital costs and expenses, scheduled Commercial Operation Date, oil and gas reserve and production estimates, commodity price assumptions and other factors deemed appropriate by Administrative Agent), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the Borrower and its Subsidiaries for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA of the Borrower and its Subsidiaries attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer):  (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, and (iv) longer than 270 days, 100%; and

(B)           beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA of Borrower and its Subsidiaries attributable to such Material Project (determined in the same manner as set forth in clause (A) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the Borrower and its Subsidiaries for such fiscal quarters.

Notwithstanding the foregoing:

(i)             no such additions shall be allowed with respect to any Material Project unless:

(a)             not later than 30 days prior to the delivery of any certificate required by the terms and provisions of Section 8.1(a) or (b) to the extent Material Project EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with Section 10.2, the Borrower shall have delivered to the Administrative Agent written pro forma projections of Consolidated EBITDA of the Borrower and its Subsidiaries attributable to such Material Project, and

(b)            prior to the date such certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent, and

(ii)            the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 20% of the total actual Consolidated EBITDA of the Borrower and its Subsidiaries for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments).

“Revolver Borrowing” means any amount disbursed to or on behalf of the Borrower by one or more Lenders under Section 2.1 pursuant to the procedures specified in Section 2.2, whether as an original disbursement of funds or as a renewal, extension or continuation of an amount outstanding.

“Swingline Borrowing” means any amount disbursed to or on behalf of the Borrower by the Swingline Lender pursuant to Section 2.3, whether as an original disbursement of funds or as a renewal, extension or continuation of an amount outstanding.

“Swingline Index Rate” means, for any day, (a) the rate per annum appearing on Page 3750 of the Bridge Telerate Service (formerly Dow Jones Market Service) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Swingline Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time for such day, provided, if such day is not a Business Day, the immediately preceding Business Day, as the rate for dollar deposits with a one-month maturity; (b) if for any reason the rate specified in clause (a) of this definition does not so appear on Page 3750 of the Bridge Telerate Service (or any successor or substitute page or any such successor to or substitute for such Service), the rate per annum appearing on Reuters Screen LIBO page (or any successor or substitute page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m., London time, for such day, provided, if such day is not a Business Day, the immediately preceding Business Day, for a one-month maturity; and (c) if the rate specified in clause (a) of this definition does not so appear on Page 3750 of the Bridge Telerate Service (or any successor or substitute page or any such successor to or substitute for such Service) and if no rate specified in clause (b) of this definition so appears on Reuters Screen LIBO page (or any successor or substitute page), the average of the interest rates per annum at which dollar deposits of $5,000,000 and for a one-month maturity are offered by the respective principal London offices of two reference banks designated by the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, for such day.

“Swingline Lender” means SunTrust Bank.

“Swingline Loan” means a loan disbursed to or on behalf of the Borrower by the Swingline Lender pursuant to a Swingline Borrowing.

SECTION 3.  Amendments to Article II (“The Commitments”).

(a)           The introductory paragraph of Article II and Section 2.1 (“Revolving Facility”) of the Credit Agreement are hereby amended by deleting such paragraph and Section in their entirety and substituting in lieu thereof the following introductory paragraph and Section 2.1:

Each Lender severally but not jointly agrees to extend credit to the Borrower, and the LC Issuing Bank agrees to issue Letters of Credit, in each case, in accordance with the following provisions and subject to the other terms and conditions of the Credit Documents.  Each Borrowing Request and Request for Issuance constitutes a representation and warranty by the Borrower that as of the date of the requested Extension of Credit all of the applicable conditions precedent for such Extension of Credit in Article V have been satisfied.

SECTION 2.1.  Revolving Facility.

Each Revolver Borrowing is subject to all of the provisions in the Credit Documents, including the following:  (a) each Revolver Borrowing may occur only on a Business Day on or after the Closing Date and before the Termination Date and (b) after giving effect to such Revolver Borrowing, the Outstanding Credits may never exceed the total Commitments at such time.

(b)           Section 2.2 (“Borrowing Procedure”) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section 2.2:

SECTION 2.2.  Revolver Borrowing Procedure.

The following procedures apply to Revolver Borrowings:

(a)           Borrowing Request.  The Borrower may request a Revolver Borrowing by making or delivering a Borrowing Request for such Revolver Borrowing to the Administrative Agent, which is irrevocable and binding on the Borrower, stating the Type, amount, and Interest Period for each Revolver Borrowing and which must be received by the Administrative Agent no later than (i) 10:00 a.m. on the third Business Day before the Borrowing Date for any LIBOR Rate Borrowing, or (ii) 11:00 a.m. on the Borrowing Date for any Base Rate Borrowing.  The Administrative Agent shall promptly on the day received notify each Lender of any Borrowing Request for a Revolver Borrowing.  Each LIBOR Rate Borrowing must be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess of $5,000,000, and each Base Rate Borrowing must be in the amount of $1,000,000 or an integral multiple of $100,000 in excess of $1,000,000, or if less than $1,000,000, the total unused Commitments.

(b)           Funding.  Each Lender shall remit its Commitment Percentage of each requested Revolver Borrowing to the Administrative Agent’s principal office in Atlanta, Georgia, in funds that are available for immediate use by the Administrative Agent by 2:00 p.m. on the applicable Borrowing Date.  Subject to receipt of those funds, the Administrative Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by the Borrower or waived by the requisite Lenders) make those funds available to the Borrower by wiring the funds to or for the account of the Borrower.

(c)           Funding Assumed.  Absent contrary written notice from a Lender, the Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Revolver Borrowing available to the Administrative Agent on the applicable Borrowing Date, and the Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount.  If a Lender fails to make its Commitment Percentage of any requested Revolver Borrowing available to the Administrative Agent on the applicable Borrowing Date, the Administrative Agent may recover the applicable amount on demand (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date the Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Fed Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from the Borrower, together with interest at the rate applicable to that Revolver Borrowing.  No Lender is responsible for the failure of any other Lender to make its share of any Revolver Borrowing available as required by Section 2.2(b); however, failure of any Lender to make its share of any Revolver Borrowing so available does not excuse any other Lender from making its share of any Revolver Borrowing so available.

(c)           Subsection 2.3 (“Effect of Request”) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section 2.3:

SECTION 2.3.  Swingline Loans.

(a)           Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time prior to the Termination Date in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the sum of the total Outstanding Credits (including the Swingline Loans) exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)           To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  Each Swingline Loan must be in the minimum amount of $100,000 and in an integral multiple of $100,000.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 3:00 p.m. on the Borrowing Date for such Swingline Loan.

(c)           The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m. on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which the Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Commitment Percentage of such Swingline Loan or Swingline Loans, as the case may be.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Commitment Percentage of such Swingline Loan or Swingline Loans, as the case may be.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.3(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Potential Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this Section 2.3(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.2(b) with respect to Revolver Borrowings funded by such Lender (and Section 2.2(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.3(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this Section 2.3(c) and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)           Swingline Loans shall bear interest on each day at an annual rate equal to (i) the Swingline Index Rate plus the Applicable Margin for LIBOR Rate Borrowings as in effect on such day, at all times prior to the acquisition by any Lender of a participation therein pursuant to Section 2.3(c), and (ii) the Base Rate as in effect on such day, at all times thereafter.  All computations of interest for the Swingline Loans shall be made on the basis of a year of 365 or 366 days, as the case may be.  Each determination by the Swingline Lender of the Swingline Index Rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(e)           If any Event of Default or Potential Default has occurred and is continuing, any payments of the Obligations to be applied against the accrued interest and principal amount of the Borrowings pursuant to Section 3.11(b)(vii) and (viii) shall be applied, in each such case, first in respect of outstanding Swingline Borrowings and then in respect of outstanding Revolver Borrowings.

(f)            For purposes of Sections 3.15, 3.16(a), and Section 3.17, Swingline Loans bearing interest based on the Swingline Index Rate shall be deemed to be LIBOR Rate Borrowings, and the provisions of such Sections shall apply thereto in all respects.

(d)           Section 2.7 (“Extension of Commitments”) of the Credit Agreement is hereby amended by deleting the first sentence of Section 2.7 in its entirety and substituting in lieu thereof the following sentence:

The Borrower may make up to two (2) requests for one-year extensions of the Stated Termination Date by delivering a written request for same to the Administrative Agent no earlier than July 31, 2007 and no later than 30 days prior to the Stated Termination Date (or previously extended Stated Termination Date pursuant hereto).

SECTION 4.  Amendments to Article III (“Payment Terms”).

(a)           Section 3.1 (“Notes and Payments”) of the Credit Agreement is hereby amended by deleting the first sentence of Section 3.1 in its entirety and substituting in lieu thereof the following sentence:

The Borrowings are evidenced by the Notes, a Revolver Note payable to each Lender in the amount of its Commitment for Revolver Borrowings pursuant to Section 2.1, and a Swingline Note payable to the Swingline Lender in the maximum amount of the Swingline Borrowings pursuant to Section 2.3.

(b)           Section 3.2 (“Interest and Principal Payments”) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section 3.2:

SECTION 3.2.  Interest and Principal Payments.

(a)           Interest.  Accrued interest on each LIBOR Rate Borrowing shall be due and payable on the last day of its Interest Period.  If any Interest Period for a LIBOR Rate Borrowing is greater than three months, then accrued interest shall also be due and payable on the date three months after the commencement of the Interest Period.  Accrued interest on the unpaid principal amount of each Base Rate Borrowing shall be due and payable in arrears on the last day of each March, June, September and December, commencing on the first such date that follows the Closing Date, and on the date such Borrowing becomes due and payable or is otherwise paid in full.  Accrued interest on the unpaid principal amount of each Swingline Borrowing shall be due and payable in arrears on the day such Swingline Borrowing is required to be repaid.

(b)           Principal.  The principal amount of each Swingline Borrowing shall be due and payable on a date not later than seven Business Days after such Swingline Borrowing is initially funded, provided that on each day that a Revolver Borrowing is made, the Borrower shall repay all Swingline Borrowings then outstanding.  The principal amount of all Revolver Borrowings and all Swingline Borrowings, if not sooner paid, shall in any event be due and payable in full on the Termination Date.

(c)           Prepayments.

(i)            The Borrower may, from time to time, by giving notice to the Administrative Agent no later than three Business Days before the date (or, in the case of any Swingline Borrowing, no later than 12:00 noon on the date) of the prepayment, prepay, without premium or penalty and in whole or part, the principal amount of any Borrowing so long as:

(A)          the notice by the Borrower specifies the amount and Borrowing to be prepaid,

(B)           each voluntary partial prepayment must be in a principal amount of not less than $1,000,000 or a greater integral multiple of $1,000,000 (or in the case of any Swingline Borrowing, not less than $100,000 or a greater integral multiple of $100,000), plus accrued interest on the amount prepaid to the date of such prepayment, and

(C)           the Borrower shall pay the Funding Loss, if any, within five Business Days following an affected Lender’s demand and delivery to the Borrower of the certificate as provided in Section 3.18.  Conversions on the last day of Interest Period pursuant to Section 3.10 are not prepayments.

(ii)           Reserved.

(iii)          If at any time, the sum of the aggregate principal amount of all Borrowings (including Swingline Borrowings) outstanding plus LC Outstandings shall exceed the total Commitments, the Borrower shall forthwith prepay Borrowings, and, to the extent provided for by this Section 3.2(c)(iii), deposit funds in the Cash Collateral Account in respect of LC Outstandings pursuant to Section 12.1(d), in a principal amount equal to such excess, together with accrued interest to the date of such prepayment on the principal amount of Borrowings prepaid and any Funding Losses owing in connection therewith.

(iv)          Prepayments of Revolver Borrowings pursuant to this Section 3.2(c) shall be applied, first, to prepay Base Rate Borrowings, second, to prepay any LIBOR Rate Borrowing that has an Interest Period the last day of which is the same as the date of such prepayment, and, third to prepay other LIBOR Rate Borrowings, as selected by the Borrower, or, at the Borrower’s option, to cash collateralize such other LIBOR Rate Borrowings (which cash collateral will be applied on the last day of the Interest Period of each such LIBOR Rate Borrowing to prepay such LIBOR Rate Borrowings).

(c)           Section 3.9 (“Interest Periods”) of the Credit Agreement is hereby amended by deleting clause (d) of Section 3.9 in its entirety and substituting in lieu thereof the following clause (d):

(d)           no more than seven Interest Periods may be in effect at one time.

SECTION 5.  Amendments to Article VII (“Representations and Warranties”).

Section 7.20 (“Restrictions on Distributions”) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section 7.20:

SECTION 7.20.  Restrictions on Distributions.

Except (i) as disclosed on Schedule 7.20, and (ii) for restrictions imposed on issuers of Hybrid Securities pursuant to the terms of the instruments and agreements evidencing and governing such Hybrid Securities, no Subsidiary (other than any Excluded Subsidiary) of the Borrower is subject to any restriction on such Subsidiary’s ability to directly or indirectly declare, make or pay Distributions to the Borrower.

SECTION 6.  Amendments to Article IX (“Negative Covenants”).

(a)           Section 9.1 (“Debt”) of the Credit Agreement is hereby amended by deleting clause (g) thereof in its entirety and adding new clauses (g) and (h) to Section 9.1 as follows:

(g)           Jonah Gas Debt.  Following the consummation of the Jonah-Enterprise Transactions and during any period when Enterprise Products Operating L.P. or its affiliates (other than the Borrower or any other Company) own any partnership interests in Jonah Gas, Debt of Jonah Gas (i) owing to the owners of its partnership interests, and (ii) other Debt in an aggregate principal amount not to exceed $50,000,000.

(h)           Other Debt.  Debt not otherwise described in the preceding clauses (a) through (g) so long as no Event of Default shall have occurred and be continuing, provided that following the consummation of the Jonah-Enterprise Transactions and during any period when Enterprise Products Operating L.P. or its affiliates (other than the Borrower or any other Company) own any partnership interests in Jonah Gas, Jonah Gas shall not create, incur, assume or suffer to exist any Debt other than as described in the preceding clause (g).

(b)           Section 9.5 (“Transaction with Affiliates”) of the Credit Agreement is hereby amended by deleting the word “and” immediately preceding clause (e) thereof and replacing it with a comma, and by deleting the period appearing at the end of clause (e) and adding a new clause (f) at the end of Section 9.5 as follows:

, and (f) the Jonah-Enterprise Transactions.

(c)           Section 9.10 (“Amendment of Constituent Documents”) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section 9.10:

SECTION 9.10.  Amendment of Constituent Documents.

The Borrower will not, and will not cause or permit any other Company (other than any Excluded Subsidiary) to, materially amend or modify its Constituent Documents, except that (i) the Borrower’s agreement of limited partnership may be amended pursuant to the terms of the Fourth Amended and Restated Agreement of Limited Partnership of TEPPCO Partners, L.P. substantially in the form set forth in the Borrower’s preliminary proxy statement on Form PRE14A filed with the Securities and Exchange Commission on June 26, 2006 (with such other changes thereto as the Administrative Agent shall approve), and (ii) any Company (other than the Borrower) may amend or modify its Constituent Documents in order to conform them with the amendments and modifications made pursuant to clause (i) of this Section 9.10.

(d)           Section 9.17 (“Restrictive Agreements”) of the Credit Agreement is hereby amended by deleting subclause (i) of clause (a) of such Section in its entirety and substituting in lieu thereof the following subclause (i) of clause (a) of Section 9.17 as follows:

(i)  any restrictions imposed in connection with (A) the issuance by any Subsidiary of the Borrower of Permitted Non-Recourse Debt or any Hybrid Securities or (B) any Securitization Transaction, in each case as provided in the instruments and agreements evidencing or governing such transactions, or

SECTION 7.  Amendments to Article X (“Financial Covenants”).

Section 10.2 (“Consolidated Funded Debt to Pro Forma EBITDA”) of the Credit Agreement is hereby amended by adding an additional sentence at the end of Section 10.2 as follows:

For purposes of this Section 10.2, to the extent Consolidated Funded Debt includes Hybrid Securities, then an amount of such Hybrid Securities not to exceed a total of 15% of Consolidated Total Capitalization shall be excluded from Consolidated Funded Debt, and Pro Forma EBITDA may include, at the Borrower’s option, any Material Project EBITDA Adjustments as provided in the definition of Adjusted Consolidated EBITDA.

SECTION 8.  Amendment to Article XI (“Events of Default”).

Section 11.7 (“Change of Control”) of the Credit Agreement is hereby amended by adding a sentence at the end of Section 11.7 as follows:

Notwithstanding the foregoing, no Potential Default or Event of Default shall be deemed to have occurred or exist under this Section 11.7 as a result of the consummation of the Jonah-Enterprise Transactions unless the Borrower, directly or indirectly, ceases to own at least 60% of the outstanding partnership interests of Jonah Gas.

SECTION 9.  Additional Exhibit to Credit Agreement.

The Credit Agreement is hereby amended by adding an additional Exhibit F (“Swingline Note”) to the Credit Agreement in the form attached to this Amendment.

SECTION 10.  Full Release of the Jonah Guaranty; Reinstatement.

In connection with the Amendment, each of the Lenders, the Administrative Agent and the LC Issuing Bank agree to execute the Full Release of Guaranty Obligations attached hereto as Annex II.  Notwithstanding the foregoing, (i) if the Jonah-Enterprise Transactions shall not be consummated by September 30, 2006, or (ii) if following consummation of the Jonah-Enterprise Transactions, none of Enterprise Products Operating L.P. or its affiliates (other than the Borrower or any other Company) shall at any time continue to own any partnership interests in Jonah Gas, then in any such case, the Borrower shall, and shall cause Jonah Gas to, promptly take the actions set forth in Article VI of the Credit Agreement for the execution and delivery to the Administrative Agent by Jonah Gas of a Guaranty and all related documents and information as provided therein.

SECTION 11.  Conditions of Effectiveness.  This Amendment shall become effective when each of the following conditions shall have been fulfilled:

(i)            each of the Lenders, the Borrower, the Administrative Agent and the LC Issuing Bank shall have executed and delivered to the Administrative Agent a counterpart of this Amendment, and the Borrower shall have executed and delivered to the Administrative Agent the Swingline Note;

(ii)           each of the Lenders, the Administrative Agent and the LC Issuing Bank shall have executed and delivered to the Borrower a counterpart of the Full Release of Guaranty Obligations attached hereto as Annex II; and

(iii)          the Administrative Agent shall have received all of the items described in Annex I attached hereto.

SECTION 12.  Representations and Warranties.  The Borrower represents and warrants that (a) the representations and warranties contained in Article VII of the Credit Agreement (with each reference therein to (i) “this Agreement”, “hereunder” and words of like import referring to the Credit Agreement being deemed to be a reference to this Amendment and the Credit Agreement as amended hereby and (ii) “Credit Documents”, “thereunder” and words of like import being deemed to include this Amendment and the Credit Agreement, as amended hereby) are true and correct in all material respects (unless they speak to a specific date, are based on facts which have changed by transactions contemplated or expressly permitted (including as an express exception to the restrictions set forth in Article IX of the Credit Agreement) by the Credit Agreement or this Amendment or, with the consent of the Required Lenders, are otherwise updated, modified or supplemented as of a subsequent date) on and as of the date hereof as though made on and as of such date, (b) the execution, delivery and performance of this Amendment, the Swingline Note, and the Reaffirmation of Guarantors have been duly authorized by all necessary and appropriate organizational action by each respective Company, do not violate any of the Constituent Documents of any respective Company, and except for violations that individually or collectively are not a Material Adverse Event, do not violate any provision of Legal Requirement applicable to any respective Company or any material agreement to which any respective Company is a party, (c) upon execution and delivery of this Amendment, the Swingline Note and the Reaffirmation of Guarantors by each Company party to such agreements, each document will constitute a legal and binding obligation of each such Company, enforceable against it in accordance with its terms, except as enforceability may be limited by Debtor Laws and general principles of equity, and (d) no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes an Event of Default or, to the best knowledge of the Borrower, a Potential Default.

SECTION 13.  Effect on the Credit Agreement.  Except as specifically provided above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 14.  Costs and Expenses.  The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto, and all reasonable costs and expenses (including, without limitation, counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

SECTION 15.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (in each case, any such execution and delivery may occur by facsimile or pdf transmission of executed counterparts or signature pages), each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 16.  Change in Co-Documentation Agents.  The parties acknowledge that, from and after the effective date of this Amendment, The Royal Bank of Scotland plc shall be one of the Co-Documentation Agents designated for purposes of the Credit Agreement, and KeyBank, National Association, shall cease to be so designated as a Co-Documentation Agent for purposes of the Credit Agreement.

SECTION 17.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of the New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

TEPPCO PARTNERS, L.P., as Borrower

By:	TEXAS EASTERN PRODUCTS
PIPELINE COMPANY, LLC, as
General Partner

	By:	/s/ WILLIAM G. MANIAS
Name: William G. Manias
		Title:	Vice President and
Chief Financial Officer

SUNTRUST BANK, as Administrative
Agent, LC Issuing Bank and Lender

By:	/s/ PETER PANOS
Name: Peter Panos
Title: Vice President

SEGNATURE PAGE TO THIRD AMENDMENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent and Lender

By:	/s/ SHANNAN TOWNSEND
Name: Shannan Townsend
Title: Director

BNP PARIBAS, as Co-Documentation Agent and Lender

By:	/s/ RUSSELL OTTS
Name: Russell Otts
Title: Vice President

By:	/s/ GREG SMOTHERS
Name: Greg Smothers
Title: Vice President

JPMORGAN CHASE BANK, N.A.
(successor by merger to Bank One, N.A. (Main Office Chicago)), as Co-Documentation Agentand Lender

By:	/s/ DIANNE L. RUSSELL
Name: Dianne L. Russell
Title: Vice President

KEYBANK, NATIONAL ASSOCIATION

By:	/s/ THOMAS RAJAN
Name: Thomas Rajan
Title: Senior Vice President

THE ROYAL BANK OF SCOTLAND PLC,
as Co-Documentation Agent and Lender

By:	/s/ MATTHEW MAIN
Name: Matthew Main
Title: Managing Director

THE BANK OF NEW YORK

By:	/s/ RAYMOND J. PALMER
Name: Raymond J. Palmer
Title: Vice President

WELLS FARGO BANK, NA

By:	/s/ GREG PARTEN
Name: Greg Parten
Title: Vice President

UBS LOAN FINANCE LLC

By:	/s/ RICHARD L. TAVROW
Name: Richard L. Tavrow
Title: Director

By:	/s/ IRJA R. OTSA
Name: Irja R. Otsa
Title: Associate Director

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ ALISON FUQUA
Name: Alison Fuqua
Title: Investment Banking Officer

KBC BANK N.V.

By:	/s/ ERIC RASKIN
Name: Eric Raskin
Title: Vice President

By:	By: /s/ ROBERT SNAUFFER
Name: Robert Snauffer
Title: First Vice President

BANK OF COMMUNICATIONS, NEW YORK BRANCH

By:	/s/ YURLING LIU
Name: Yurling Liu
Title: Deputy General Manager

BANK HAPOALIM B.M.

By:	/s/ HELEN H. GATESON
Name: Helen H. Gateson
Title: Vice President

By:	/s/ CHARLES MCLAUGHLIN
Name: Charles McLaughlin
Title: Senior Vice President

REAFFIRMATION OF GUARANTORS

Each Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratifies and confirms the terms of the Guaranty with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Guaranty (i) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment of “Guarantor Obligations” to the extent and as provided therein; including, without limitation, all Borrowings and Letters of Credit made and issued under the Credit Agreement, as amended, and (ii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty.

VAL VERDE GAS GATHERING COMPANY, L.P.

By:	TEPPCO NGL PIPELINES, LLC, its
General Partner

	By:	/s/ WILLIAM G. MANIAS
Name: William G. Manias
Title: Vice President and Chief
Financial Officer

TCTM, L.P.

By:	TEPPCO GP, INC., its General Partner

By: /s/ WILLIAM G. MANIAS
Name: William G. Manias
Title: Vice President and Chief
Financial Officer

TEPPCO MIDSTREAM COMPANIES, L.P.

By:	TEPPCO GP, INC., its General Partner

	By:	/s/ WILLIAM G. MANIAS
Name: William G. Manias
Title: Vice President and Chief
Financial Officer

SIGNATURE PAGE TO REAFFIRMATION OF GUARANTORS

TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP

By:	TEPPCO GP, INC., its General Partner

By: /s/ WILLIAM G. MANIAS
Name: William G. Manias
Title: Vice President and Chief
Financial Officer

EXHIBIT F

FORM OF SWINGLINE NOTE

$25,000,000	, 2006

FOR VALUE RECEIVED, TEPPCO PARTNERS, L.P., a Delaware limited partnership (the “Maker”), promises to pay to the order of SUNTRUST BANK (the “Payee”), the principal amount of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) or, if less, the aggregate principal amount of all Swingline Loans made by Payee to Borrower pursuant to the Credit Agreement defined below, together with interest on the unpaid amounts thereof from time to time outstanding.

This Swingline Note is a “Note” under the Amended and Restated Credit Agreement, dated as of October 21, 2004 (as the same has been, and may hereafter be, amended, supplemented or restated from time to time, the “Credit Agreement”), among the Maker, the Payee, certain other Lenders from time to time, and SunTrust Bank, as the Administrative Agent for the Lenders.  All of the terms defined in the Credit Agreement have the same meanings when used in this Swingline Note, unless otherwise defined herein.

This Swingline Note incorporates by reference the principal and interest payment terms in the Credit Agreement for this Swingline Note, including, without limitation, the final maturity date for this Swingline Note, which is the Stated Termination Date.  Principal and interest are payable to the holder of this Swingline Note by payment to the Administrative Agent at its offices at 303 Peachtree Street, N.E., 10th Floor, Atlanta, Georgia 30308 or at any other address of which the Administrative Agent may notify the Maker in writing.

This Swingline Note also incorporates by reference all other provisions in the Credit Agreement applicable to this Swingline Note, including provisions for disbursement of principal, applicable interest rates before and after certain Events of Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorney’s fees, courts costs and other costs of collection, certain waivers by the Maker and other obligors, assurances and security, choice of New York and United States federal law, usury savings and other matters applicable to the Credit Documents under the Credit Agreement.

IN WITNESS WHEREOF, Maker has caused this Swingline Note to be made and delivered to Payee as of the date first above written.

TEPPCO PARTNERS, L.P., as the Maker

By:	TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC, as General Partner

By:
Name:
Title:

2

ANNEX I

CLOSING DOCUMENTS

1.                                                                                       REAFFIRMATION OF GUARANTORS, executed by each of TCTM, TE Products, Midstream and Val Verde, in the form attached to the Third Amendment.

2.                                                                                       CLOSING CERTIFICATE executed by a Responsible Officer on behalf of the Borrower certifying the accuracy of the representations and warranties set forth in Section 12 of the Third Amendment.

3.                                                                                       OFFICERS’ CERTIFICATE executed by the President or a Vice President and by the Secretary of an Assistant Secretary of Texas Eastern certifying (a) resolutions adopted by Texas Eastern’s directors authorizing the executing and delivery of the Third Amendment on behalf of Texas Eastern and the Borrower, as the case may be, (b) the incumbency and signatures of officers of Texas Eastern authorized to execute and deliver any Credit Document, and (c) the absence of any amendment, supplement, cancellation, rescission or other modification of the organizational documents of the Borrower or Texas Eastern since December 13, 2005 [except as attached as Annex B to such Officers’ Certificate].

Annex A	–	Resolutions of Texas Eastern’s Directors
[Annex B	–	Modifications to Organizational Documents]

4.                                                                                       OFFICERS’ CERTIFICATE executed by the President or a Vice President and by the Secretary or an Assistant Secretary of TEPPCO GP certifying (a) resolutions adopted by TEPPCO GP’s directors authorizing the executing and delivery of the Reaffirmation of Guarantors on behalf of TEPPCO GP and certain of the Guarantors, (b) the incumbency and signatures of officers of TEPPCO GP authorized to execute and deliver any Credit Document in connection therewith, and (c) the absence of any amendment, supplement, cancellation, rescission or other modification of the organizational documents of TEPPCO GP, TE Products Pipeline Company, TCTM, L.P. or TEPPCO Midstream Companies [except as attached as Annex B to such Officers’ Certificate].

Annex A	–	Resolutions of TEPPCO GP’s Directors
[Annex B	–	Modifications to Organizational Documents]

5.                                                                                       OFFICERS’ CERTIFICATE executed by the President or a Vice President and by the Secretary or an Assistant Secretary of TEPPCO NGL Pipelines, LLC, certifying (a) resolutions adopted by TEPPCO NGL Pipelines, LLC’s directors authorizing the executing and delivery of the Reaffirmation of Guarantors on behalf of TEPPCO NGL Pipelines, LLC, and Val Verde Gas Gathering Company,

L.P., (b) the incumbency and signatures of officers of TEPPCO NGL Pipelines, LLC authorized to execute and deliver any Credit Document in connection therewith, and (c) the absence of any amendment, supplement, cancellation, rescission or otehr modification of the organizational documents of the Borrower or TEPPCO NGL Pipelines, LLC or Val Verde Gas Gathering Company [except as attached as Annex B to such Officers’ Certificate].

Annex A	–	Resolutions of TEPPCO NGL Pipelines, LLC’s Directors
[Annex B	–	Modifications to Organizational Documents]

6.                                                                                       OPINION OF BRACEWELL & GIULIANI LLP, as counsel to the Borrower and the Guarantors, addressed to the Administrative Agent and the Lenders, with respect to the Amendment, Swingline Note and Reaffirmation of Guarantors, and such other matters as the Administrative Agent may reasonably request.

7.                                                                                       Such other documents and items as the Administrative Agent may reasonably request prior to the effective date of the Third Amendment.

2

ANNEX II

FULL RELEASE OF GUARANTY OBLIGATIONS

THIS FULL RELEASE OF GUARANTY OBLIGATIONS (this “Release”) is made and entered into effective as of July [           ], 2006, by the financial institutions signatory hereto (the “Lenders”), SUNTRUST BANK (“SunTrust”), as the Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and the LC Issuing Bank (in such capacity, the “LC Issuing Bank”) in favor of Jonah Gas Gathering Company, a Wyoming general partnership (“Jonah Gas”).

WITNESSETH:

WHEREAS, TEPPCO PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), the Lenders, the Administrative Agent, WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent (the “Syndication Agent”), and BNP PARIBAS,  JPMORGAN CHASE BANK, N.A. and KEYBANK, NATIONAL ASSOCIATION, as Co-Documentation Agents (the “Co-Documentation Agents”) are parties to a certain Amended and Restated Credit Agreement, dated as of October 21, 2004, as amended by a certain First Amendment to Amended and Restated Credit Agreement, dated as of February 23, 2005, and by a certain Second Amendment to Amended and Restated Credit Agreement, dated as of December 13, 2005 (as so amended and as hereafter amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”; the defined terms of which are used herein unless otherwise defined herein); and

WHEREAS, Jonah Gas and the Administrative Agent are parties to that certain Amended and Restated Guaranty Agreement dated as of October 21, 2004 (the “Jonah Gas Guaranty”), which guarantees the Guarantor Obligations (as defined in the Jonah Gas Guaranty); and

WHEREAS, on the date hereof, the Borrower, the Administrative Agent, the Lenders, the Syndication Agent, the Co-Documentation Agents and the L/C Issuing Bank have entered into a Third Amendment to Amended and Restated Credit Agreement and Full Release of the Jonah Gas Guaranty (the “Third Amendment”); and

WHEREAS, among other things, the Third Amendment requires that Jonah Gas be fully released from its Guarantor Obligations under the Jonah Gas Guaranty.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, each Lender, the Administrative Agent and the LC Issuing Bank hereby fully releases and discharges Jonah Gas from all present and future Guarantor Obligations which currently exist or may exist in the future under or in connection with the Jonah Gas Guaranty.  Notwithstanding the foregoing, this is a release of Jonah Gas only, and nothing in this Release shall be construed to be a release of any other Guarantor or any obligations of the Borrower or any other Guarantor in connection with the Credit Agreement or any other Guaranty or other Credit Document executed in connection therewith.

THIS RELEASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Release to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

SUNTRUST BANK, as Administrative Agent, LC Issuing Bank and Lender

By:	/s/ PETER PANOS
Name: Peter Panos
Title: Vice President

LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ SHANNAN TOWNSEND
Name: Shannan Townsend
Title: Director

BNP PARIBAS

By:	/s/ BETSY JOCHER
Name: Betsy Jocher
Title: Director

By:	/s/ GREG SMOTHERS
Name: Greg Smothers
Title: Vice President

2

JPMORGAN CHASE BANK, N.A., (successor by merger to Bank One, N.A. (Main Office Chicago))

By:	/s/ DIANNE L. RUSSELL
Name: Dianne L. Russell
Title: Vice President

3

KEYBANK, NATIONAL ASSOCIATION,

By:	/s/ THOMAS RAJAN
Name: Thomas Rajan
Title: Senior Vice President

4

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ MATTHEW MAIN
Name: Matthew Main
Title: Managing Director

5

THE BANK OF NEW YORK

By:	/s/ RAYMOND J. PALMER
Name: Raymond J. Palmer
Title: Vice President

6

WELLS FARGO BANK, NA

By:	/s/ GREG PARTEN
Name: Greg Parten
Title:Vice President

7

UBS LOAN FINANCE LLC

By:	/s/ RICHARD L. TAVROW
Name: Richard L. Tavrow
Title: Director, Banking Products Services, US

By:	/s/ IRJA R. OTSA
Name: Irja R. Otsa
Title: Associate Director, Banking Products Services, US

8

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ ALISON FUQUA
Name: Alison Fuqua
Title: Investment Banking Officer

9

KBC BANK N.V.

By:	/s/ ERIC RASKIN
Name: Eric Raskin
Title: Vice President

By:	/s/ ROBERT SNAUFFER
Name: First Vice President
Title:

10

BANK OF COMMUNICATIONS, NEW YORK BRANCH

By:	/s/ YURLING LIU
Name: Yurling Liu
Title: Deputy General Manager

11

BANK HAPOALIM B.M.

By:	/s/ HELEN H. GATESON
Name: Helen H. Gateson
Title: Vice President

By:	/s/ LEROY HACKETT
Name: Leroy Hackett
Title: First Vice President

12